Exhibit 99.1

December 21, 2010

MusclePharm Corporation
4721 Ironton Street
Denver, Colorado 90839

Gentlemen:

This letter confirms that I, Michael Shawn Wingate, hereby resign from my position as Chief Operating Officer of MusclePharm Corporation (the “Company”) effective immediately. My resignation is not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Sincerely,

By:	/s/ Michael Shawn Wingate
Michael Shawn Wingate